UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Dover Downs Gaming & Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DOVER DOWNS GAMING & ENTERTAINMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2005

DEAR STOCKHOLDER:

PLEASE TAKE NOTICE that the 2005 Annual Meeting of Stockholders of DOVER DOWNS GAMING & ENTERTAINMENT, INC., a Delaware corporation, will be held at the Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, April 27, 2005, at 12:15 P.M.

At the meeting you will be asked to:

1.                elect three Class III Directors to the Board of Directors;

2.                consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

By order of the Board of Directors

Klaus M. Belohoubek
Senior Vice President-General Counsel and Secretary
Dover, Delaware
March 30, 2005

Please complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT
DOVER DOWNS GAMING & ENTERTAINMENT, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your stock to be represented at the 2005 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

References in this Proxy Statement to the “Company,” “we,” “us” and “our” shall mean DOVER DOWNS GAMING & ENTERTAINMENT, INC., a Delaware corporation, and its subsidiaries, as appropriate. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors. Proxies solicited by this Proxy Statement are to be voted at the Annual Meeting or at any adjournment of the meeting.

The mailing address for our principal executive office is P.O. Box 1412, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to our stockholders on or about March 30, 2005.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote

You may vote your stock if our records show that you owned your shares as of the close of business on March 25, 2005. On that date, our outstanding capital stock consisted of 9,564,163 shares of Common Stock, par value $.10 per share (the “Common Stock”), and 14,339,687 shares of Class A Common Stock, par value $.10 per share (the “Class A Common Stock”). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder.

Voting rights in general

If you hold Common Stock, you are entitled to one vote for each share of Common Stock held. If you hold Class A Common Stock, you are entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate of Incorporation or By-laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are only entitled to vote as a class with respect to certain limited matters, such as certain amendments to our Certificate of Incorporation which would change the rights of only one class of stock.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters.

Vote required for Election of Directors

The election of our Board nominees will require a plurality of the votes cast by the shares entitled to vote. This means that the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

Our Chairman, Henry B. Tippie, has the right to vote shares of Common Stock and Class A Common Stock that add up to more than fifty percent of the voting power of all of our outstanding capital stock. This means that his vote is all that is needed to elect all of the Board nominees. Mr. Tippie has indicated that he intends to vote all shares under his control in favor of all of the Board nominees.

Votes needed to hold the meeting (“Quorum”)

The Annual Meeting will be held if a majority of our outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•       are present and vote in person at the meeting; or

•       have properly submitted a proxy card or voted in such other manner as may be permitted by your proxy card.

Matters to be voted on at the meeting

The following proposals will be presented for your consideration at the meeting:

•       to elect three Class III Directors to the Board of Directors; and

•       to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf for a nominal charge.

Voting in person at the meeting

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by such means as are permitted by your proxy card, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Voting recommendations

Our Board recommends that you vote “FOR” each of the nominees to our Board of Directors.

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below, based on information we have received, shows the number of shares of Common Stock and Class A Common Stock owned as of March 25, 2005 by:

•       each of our Directors or nominees for Director;

•       each of our Executives named in the Summary Compensation Table;

•       our Officers and Directors as a group; and

•       Stockholders owning five percent or more of our Common Stock or Class A Common Stock

	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class		Percentage of Combined
Names and Addresses of Beneficial Owners	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock	Voting Power of Both Classes
Estate of John W. Rollins	—		5,383,000	(2)	—	37.5%	35.2%
P.O. Box 26557
Austin, TX 78755
Henry B. Tippie	115,000	(3)	7,804,000	(2)(3)(4)	1.2%	54.4%	51.1%
P.O. Box 26557
Austin, TX 78755
R. Randall Rollins	—		1,421,000	(4)	—	9.9%	7.2%
2170 Piedmont Road, NE
Atlanta, GA 30324
Jeffrey W. Rollins	45,570	(5)	827,782		0.5%	5.8%	5.4%
P.O. Box 10767
Wilmington, DE 19850
Melvin L. Joseph	14,000		602,000		0.1%	4.2%	3.9%
RD 7, Box 218
Georgetown, DE 19947
Denis McGlynn	92,613		498,300	(6)	1.0%	3.5%	3.3%
1131 N. DuPont Highway
Dover, DE 19901
John W. Rollins, Jr.	135,660	(7)	137,900		1.4%	1.0%	1.0%
P.O. Box 1239
Chadds Ford, PA 19317
Patrick J. Bagley	23,699		—		0.2%	—	—
1131 N. DuPont Highway
Dover, DE 19901
Kenneth K. Chalmers	2,400	(8)	—		< 0.1%	—	—
233 South Wacker Drive
Sears Tower, Suite 9650
Chicago, IL 60606
Klaus M. Belohoubek	53,422		—		0.6%	—	—
3505 Silverside Road
Plaza Centre Bldg., Suite 203
Wilmington, DE 19810

Edward J. Sutor	69,764		—		0.7%	—	—
1131 N. DuPont Highway
Dover, DE 19901
Timothy R. Horne	39,681		—		0.4%	—	—
1131 N. DuPont Highway
Dover, DE 19901
Gary W. Rollins	—		1,421,000		—	9.9%	9.3%
2170 Piedmont Road, NE
Atlanta, GA 30324
Michele M. Rollins	21,935	(9)	768,005		0.2%	5.4%	5.0%
P.O. Box 4131
Greenville, DE 19807
Eugene W. Weaver	116,070	(10)	1,180,000	(10)	1.2%	8.2%	7.8%
1131 N. DuPont Highway
Dover, DE 19901
Barclays Global Investors, N.A.	855,141		—		8.9%	—	0.6%
45 Fremont Street
San Francisco, CA 94105
Gabelli Asset Management, Inc.	627,761		—		6.6%	—	0.4%
One Corporate Center
Rye, NY 10580
Loomis Sayles & Co., L.P.	579,165		—		6.1%	—	0.4%
One Financial Center
Boston, MA 02111
Merrill Lynch & Co., Inc.	625,276		—		6.5%	—	0.4%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381
Royce & Associates, LLC	1,369,600		—		14.3%	—	0.9%
1414 Avenue of the Americas
New York, NY 10019
All Directors and Officers as a Group (11 persons)	591,809		11,290,982		6.2%	76.5%	72.1%

(1)          Our Class A Common Stock entitles the holder to ten votes per share and our Common Stock has one vote per share. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder. As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which the stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The percentages shown in this table are based on 9,564,163 shares of Common Stock and 14,339,687 shares of Class A Common Stock outstanding as of March 25, 2005. The above numbers include the following shares of Common Stock subject to options granted under the Company’s 2002 Stock Incentive Plan, as amended and restated (the “Plan”), which the employee has the right to acquire beneficial ownership within 60 days as specified in Rule 13d-3 of the Securities Exchange Act of 1934: Denis McGlynn, 35,473 shares; Edward J. Sutor, 58,614 shares; Timothy R. Horne, 31,331 shares; Klaus M. Belohoubek, 42,272 shares; Patrick J. Bagley, 14,999 shares; and all directors and officers as a group, 182,689 shares. The above numbers include the following shares of restricted Common Stock granted under the Plan on April 28, 2004 that vest one fifth per year beginning on the second anniversary of the grant date: Denis McGlynn, 6,000 shares; Edward J. Sutor, 4,000 shares; Timothy R. Horne, 4,000 shares; Klaus M. Belohoubek, 4,000 shares; Patrick J. Bagley, 4,000 shares; and all directors and officers as a group, 22,000 shares; and also include the following shares of restricted Common Stock granted under the Plan on January 3, 2005 that vest one fifth per year beginning on the second anniversary of the grant date: Denis McGlynn, 6,000 shares; Edward J. Sutor, 4,000 shares; Timothy R. Horne, 4,000 shares; Klaus M. Belohoubek, 4,000 shares; Patrick J. Bagley, 4,000 shares; and all directors and officers as a group, 22,000 shares.

(2)          Henry B. Tippie is the executor of the Estate of John W. Rollins (the “Estate”).

(3)          Includes 105,000 shares of Common Stock and 100,000 shares of Class A Common Stock held by his wife, 10,000 shares of Common Stock held as Co-Trustee, and 5,383,000 shares of Class A Common Stock held by the Estate, as to which Mr. Tippie disclaims any beneficial interest.

(4)          321,000 shares of Class A Common Stock owned by R. Randall Rollins are included under both the holdings of Henry B. Tippie and the holdings of Mr. Rollins. Mr. Rollins has investment power over these shares and Mr. Tippie has the right to vote these shares pursuant to a Stockholders Voting Agreement between Mr. Tippie and Mr. Rollins. The terms of this agreement are outlined below under the heading “Corporate Governance and Board of Directors’ Committees and Meetings—Controlled Corporation Status.”

(5)          Includes 25,295 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power.

(6)          Includes 71,400 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.

(7)          Includes 630 shares of Common Stock held by his wife.

(8)          Includes 1,400 shares of Common Stock held by his wife, as to which Mr. Chalmers disclaims any beneficial interest.

(9)          The shares of Common Stock are held indirectly by Mrs. Rollins in custodial accounts on behalf of her children.

(10)   Includes 17,000 shares of Common Stock and 60,000 shares of Class A Common Stock held by his wife and 14,220 shares of Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest; and 420,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power. 23.86% of the partnership is held directly by Mr. Weaver and 23.84% is held directly by his wife. Mr. Weaver disclaims any beneficial interest in 76.14% of the partnership.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Three of our Directors are standing for reelection at the Annual Meeting to serve as Class III Directors for a term of three years, and until the election and qualification of their successors. Our other five Directors are not standing for reelection because their terms as Directors extend past the Annual Meeting pursuant to provisions of our Certificate of Incorporation which provide for the election of Directors for staggered terms, with each Director serving a three year term.

We have eight members and one vacancy on our Board of Directors. There is a position for a Class II Director which will remain vacant. Our Board believes that it is in our and your best interests to keep this vacancy on the Board so that the Board may, if the opportunity arises, appoint a candidate in the future without amending our Certificate of Incorporation. A majority of the members of our Board of Directors may appoint an individual to fill the vacancy.

Unless you WITHHOLD AUTHORITY, the proxy holders will vote FOR the election of each of the nominees named below to a three year term as a Director. Although our Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as Director at the time of the election, unless you WITHHOLD AUTHORITY, the proxies will be voted for such nominee as is designated by our Board of Directors to fill the vacancy.

The name and age of each of our Directors and each of the nominees, his principal occupation, and the period during which he has served us as a Director are set forth below.

Names of Nominees	Principal Occupation(1)	Service as Director	Age
Class III (Term Expires 2008)
Denis McGlynn	President and Chief Executive Officer; President, Chief Executive Officer and Director, Dover Motorsports, Inc.	2002 to date	59
Jeffrey W. Rollins	Principal, Context Ventures Inc., LLC	2002 to date	40
Kenneth K. Chalmers	Former Executive Vice President of Bank of America	2002 to date	75

Names of Directors Whose Terms	Principal	Service as
Have Not Expired	Occupation(1)	Director	Age
Class I (Term Expires 2006)
Henry B. Tippie	Chairman of the Board; Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.; Chairman of the Board, Dover Motorsports, Inc.	2002 to date	78
R. Randall Rollins	Chairman of the Board, Rollins, Inc.; Chairman of the Board, RPC, Inc.; Chairman of the Board, Marine Products Corporation	2002 to date	73

Names of Directors Whose Terms Have Not Expired	Principal Occupation(1)	Service as Director	Age
Patrick J. Bagley	Senior Vice President-Finance, Chief Financial Officer and Director, Dover Motorsports, Inc.; Former Vice President-Finance, Treasurer and Director, Rollins Truck Leasing Corp.	2002 to date	57
Class II (Term Expires 2007)
John W. Rollins, Jr.	Former President, Chief Executive Officer and Director, Rollins Truck Leasing Corp.	2002 to date	62
Melvin L. Joseph	Vice President and Director of Auto Racing, Dover International Speedway, Inc.; President, Melvin Joseph Construction Company	2002 to date	83

(l)             Except as noted, the nominees and other Directors have held one or more of the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following Directors also serve on the Board of Directors of the following companies: Henry B. Tippie serves on the Boards of Rollins, Inc., RPC, Inc. and Marine Products Corporation. R. Randall Rollins, Kenneth K. Chalmers, John W. Rollins, Jr., Melvin L. Joseph and Jeffrey W. Rollins serve on the Board of Dover Motorsports, Inc. Jeffrey W. Rollins co-founded Context Ventures Inc., LLC, a firm that provides management and financial services, in 2001. He is also on the Board of Delaware Sterling Bank and is President of Label Dynamics, Inc., a manufacturer of labels, decals and product identification graphics which was acquired by Context Ventures in 2002. From 1997 to 2001 he was Vice President-Development for Brandywine Center Management, L.L.C., a real estate management company. Dover Motorsports, Inc. is a promoter of motorsports events. We were spun-off from Dover Motorsports, Inc. on April 1, 2002. Dover International Speedway, Inc. is a wholly-owned subsidiary of Dover Motorsports, Inc. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co., L.P. in 2001 and was engaged in the business of truck leasing. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. Delaware Sterling Bank is a financial institution. Tippie Services, Inc. provides management services. John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. R. Randall Rollins is a cousin of John W. Rollins, Jr. and Jeffrey W. Rollins.

Our Board of Directors recommends a vote FOR the nominees listed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’
COMMITTEES AND MEETINGS

Our Board of Directors held five meetings during the year ended December 31, 2004. All meetings were attended by one hundred percent of the Board except for one meeting attended by all but one Board member. Board members are encouraged to attend our Annual Meeting of Stockholders and all Board members were in attendance at last year’s meeting.

Audit Committee

Our Audit Committee consists of Kenneth K. Chalmers, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held four meetings during the year ended December 31, 2004. The Committee’s functions are described below under the caption “Report of the Audit Committee.” Our Board has determined that each of our Audit Committee members is an “independent director” and that each member qualifies as an “audit committee financial expert” as those terms are defined by applicable New York Stock Exchange and Securities and Exchange Commission rules and regulations.

We have adopted Independence Guidelines for determining whether a director qualifies as “independent.” A copy of these guidelines may be found at our website (www.doverdowns.com) under the heading “Investor Relations.” In accordance with the rules of the New York Stock Exchange, no director will qualify as “independent” unless our Board affirmatively determines that the director has no material relationship with the Company that would affect the director’s independence. In addition to the independence standards which have been promulgated by the New York Stock Exchange, we have adopted certain categorical standards to assist in making a determination of independence. Relevant text from our Independence Guidelines setting forth these standards is reproduced below:

Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member’s independence:

(i)             If the director, or a member of the director’s immediate family, has received less than one hundred thousand dollars (US $100,000) per year in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in anyway on continued services) within the past three (3) years.

(ii)          If the director is a director or officer, or any member of the director’s immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

(iii)       If the director or any member of the director’s immediate family serves as an officer, director, trustee or primary spokesperson of a charitable or educational organization, and donations by the Company do not exceed the greater of two percent (2%) or one million dollars (US $1,000,000) of the organization’s total annual charitable receipts for any of the past three (3) years.

(iv)       If the director has a relationship with the Company of a type covered by item 404(a) and/or item 404(b) of the Securities and Exchange Commission’s Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company’s annual proxy statement (except for relationships described elsewhere in these guidelines in which case the other guideline will govern).

(v)          If the director, or a member of the director’s immediate family, has direct or beneficial ownership (as defined by Rule 13d to the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

Our Board has also determined that each of our Audit Committee members is “independent” based on these standards.

Executive Committee

Our Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held five meetings during the year ended December 31, 2004. The Executive Committee has the power to exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of our By-laws.

Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Compensation and Stock Incentive Committee held two meetings during the year ended December 31, 2004. The Committee establishes compensation and benefits for the Company’s directors, officers and key employees and administers the Company’s Stock Incentive Plan including the granting of options and other awards to various employees of the Company and its subsidiaries.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Committee does not have a formal charter; it was formed by resolution of the full Board of Directors in 2002 for the following purposes:

•       to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•       upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•       to make recommendations to our Board of Directors regarding the agenda for our annual stockholder’s meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2004. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a “controlled corporation” as described below under the heading “Controlled Corporation Status.” We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Controlled Corporation Status

We are a “controlled corporation,” as defined by New York Stock Exchange Rule 303A, because a single person, Henry B. Tippie, the Chairman of our Board of Directors, controls in excess of fifty percent of our voting power. This means that he has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power.

Mr. Tippie’s voting control emanates from his personal holdings of Common Stock and Class A Common Stock, from his status as executor of the Estate of John W. Rollins, our largest stockholder, and from certain shares as to which he has voting rights pursuant to a voting agreement described below. As of March 25, 2005, Mr. Tippie has control over approximately 51.1% of the voting power of the Company.

On November 9, 2004, Mr. Tippie and R. Randall Rollins, another one of our directors, entered into a Stockholders Voting Agreement and Irrevocable Proxy pursuant to which Mr. Rollins granted to Mr. Tippie the right to vote 321,000 shares of Class A Common Stock owned by Mr. Rollins. Mr. Rollins is also the beneficial owner of an additional 1,100,000 shares of Class A Common Stock which are not subject to this agreement. The Company is not a party to the agreement. We are advised that one of the purposes of the agreement was to maintain the Company’s status as a “controlled corporation.”

Under the terms of this agreement, Mr. Rollins and Mr. Tippie agree to consult with each other relative to matters involving the voting of shares of our stock yet each stockholder reserves the right to vote shares beneficially owned by him in any manner he sees fit in his sole discretion, except that Mr. Rollins grants to Mr. Tippie the right to vote 321,000 shares of Class A Common Stock owned by Mr. Rollins. The agreement has an initial one (1) year term and continues for four (4) successive one (1) year terms unless Mr. Rollins terminates the agreement prior to its anniversary date. The agreement automatically terminates in the event that Mr. Tippie ceases to control more than 50% of the voting power of the Company (measured by voting control in the outstanding shares of the Company’s Common Stock and Class A Common Stock on a combined basis) or in the event of the death or incapacity of Mr. Tippie. The agreement shall not in any way restrict Mr. Rollins’ right to sell, gift or otherwise dispose of the 321,000 shares of Class A Common Stock and shall cease to have any force and effect with respect to any such shares which may be sold, gifted or otherwise disposed of. In the event that all of the 321,000 shares of Class A Common Stock are sold, gifted or otherwise disposed of, the agreement automatically terminates. Mr. Tippie is also free at any time to cede voting control back to Mr. Rollins by providing written notice of such intention, in which event the agreement automatically terminates.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The law does permit a corporation to prescribe reasonable qualifications in its by-laws or certificate of incorporation. Our By-laws require that at the time of nomination for a directorship, the nominee must own no less than 500 shares of our Common Stock. No other criteria or qualifications have been prescribed by us at this time. Our Nominating and Corporate Governance Committee does not have a formal charter or a formal policy with regard to the consideration of director candidates, however, it acts under the guidance of the Corporate Governance Guidelines approved by our Board and posted on our website (www.doverdowns.com) under the heading “Investor Relations.” We believe that we should preserve maximum flexibility in order to select directors with sound judgment and other qualities which are desirable in corporate governance. According to our Corporate Governance Guidelines, we believe our Board of Directors should be responsible for selecting its own members. Our Board delegates the screening process involved to the Nominating and Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of our Board. This determination should take into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. Our By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires that written notice be received by our Secretary not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years and evidence that the nominee owns not less than 500 shares of our Common Stock. We have not engaged, nor do we believe that it is necessary to engage, any third party to assist us in identifying director candidates. We have not received a recommendation for a director nominee from a stockholder. All of the nominees to be voted on at our Annual Meeting are existing directors standing for reelection.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.doverdowns.com) under the heading “Investor Relations.” As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management. Our Chairman will generally act as the presiding director but our guidelines provide that the meetings may be chaired by other directors depending on the nature of the matter to be considered.

At our website (www.doverdowns.com), under the heading “Investor Relations,” you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter and our Code of Business Conduct. We will also provide a copy of any of these documents, free of charge, to any record or beneficial stockholder. Please make your request in writing, address to Timothy R. Horne, Senior Vice President-Finance, Treasurer and Chief Financial Officer, Dover Downs Gaming & Entertainment, Inc., P.O. Box 1412, Dover, DE 19903.

Director Communications

We have a process for interested parties, including stockholders, to send communications to our Board. Communications to any member of our Board of Directors, to the entire Board of Directors or to any Committee or group of Directors, such as our non-management Directors should be mailed as follows:

{designate Director(s), Committee(s) or group to whom you wish your communication sent}

c/o Klaus M. Belohoubek

Senior Vice President—General Counsel

Dover Downs Gaming & Entertainment, Inc.

Concord Plaza

3505 Silverside Road

Plaza Centre Bldg., Suite 203

Wilmington, DE 19810

These instructions are posted on our website (www.doverdowns.com) under the heading “Investor Relations.” All communications received from interested parties will be forwarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who serve on the Company’s Compensation and Stock Incentive Committee are or have ever been employees of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTORS’ COMPENSATION

Directors who are not our employees are each paid a retainer for Board service of $4,000 per quarter, an attendance fee of $1,000 for each Board of Directors or Committee meeting attended ($2,000 for Audit Committee meetings) and are permitted to participate in the Company’s health plans on the same basis as Company employees. In addition to the Board of Directors or Committee meeting attendance fees, the Chairman of the Board receives $4,000 per quarter and the Chairman of the Audit Committee receives $3,000 per quarter.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is established pursuant to our Bylaws and the Audit Committee Charter adopted by the Board of Directors on January 28, 2004, which is available at our website (www.doverdowns.com) under the heading “Investor Relations.”

Management is responsible for our internal controls, assessing the effectiveness of these controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements, management’s assessment that the Company maintained effective internal control over financial reporting as of the Company’s year end and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports on such. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or to plan or conduct audits; these are the responsibility of our management and independent registered public accounting firm, respectively.

Each member of our Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of the New York Stock Exchange.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2004, our Audit Committee:

•       Approved the terms of the engagement of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2004;

•       Reviewed and discussed with our management and the independent registered public accounting firm our audited consolidated financial statements as of December 31, 2004 and for the year then ended;

•       Discussed with the independent registered public accounting firm the matters required to be discussed by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees, the rules of the Securities and Exchange Commission and the standards of the Public Company Accounting Oversight Board (United States); and

•       Received from the independent registered public accounting firm written affirmation of their independence and discussed the firm’s independence from the Company.

•       Reviewed and discussed with the independent registered public accounting firm and our internal auditors the overall scope and plan for their respective audits and reviewed and discussed with each, with and without management present, the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

•       Reviewed and discussed with management its assessment that the Company maintained effective internal control over financial reporting as of the Company’s year end.

Based upon the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited consolidated financial statements, as of December 31, 2004 and for the year then ended, and management’s assessment of the Company’s internal control over financial reporting, be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. In giving this recommendation to our Board of Directors, the Audit Committee has relied in part on:

•       management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and

•       the reports of our independent registered public accounting firm with respect to such consolidated financial statements.

Audit Committee

Kenneth K. Chalmers, Chairman

R. Randall Rollins

Jeffrey W. Rollins

REPORT OF THE COMPENSATION AND STOCK INCENTIVE COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the fiscal year ended December 31, 2004, the members of our Compensation and Stock Incentive Committee held primary responsibility for determining executive compensation levels.

We are engaged in a highly competitive industry. As a consequence, we view our ability to attract and retain qualified executives as the cornerstone of our future success. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that takes into account our operating performance and the individual performance of the executive.

Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

Pursuant to the above compensation philosophy, the total annual compensation of our executive officers is made up of one or more of three elements. The three elements are salary, an annual incentive and, in some years, grants of stock options or other stock based awards such as restricted stock.

The salary of each executive officer is determined by the Compensation and Stock Incentive Committee. In making its determinations the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance.

The annual incentive compensation package for our executive officers is discretionary and based on each individual officer’s performance. It is developed by our Chief Executive Officer (CEO) prior to the end of each fiscal year and presented to the Committee for review, modification or approval.

Awards under the Company’s 2002 Stock Incentive Plan, as Amended and Restated, are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee gives consideration to our overall performance and the performance of individual employees.

We expect that, as in past years, the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, it is possible that, where merited, the Committee may authorize compensation which may not, in a specific case, be fully deductible by the Company.

CEO COMPENSATION

The CEO’s compensation is determined by the Compensation and Stock Incentive Committee. As is the case with respect to the executive officers, the CEO’s compensation is based upon our operating performance and his individual performance. The CEO’s compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options or other stock based awards such as restricted stock. The determination of salary and the grant of stock based awards, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive depends on a favorable overall evaluation of the CEO’s performance and is calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $100,000. No incentive was paid to the CEO for the fiscal year ended December 31, 2004. The formula is reviewed by the Committee annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

Compensation and Stock Incentive Committee

Henry B. Tippie, Chairman

R. Randall Rollins

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2004, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except Patrick J. Bagley was late with respect to a Form 5 filing for a 2003 grant of options for 15,000 shares of Common Stock under the Company’s 2002 Stock Incentive Plan.

COMMON STOCK PERFORMANCE

The graph below compares the cumulative total return of the following:

•       our Common Stock;

•       the Russell 2000 Index; and

•       an index of peer companies.

The peer index we selected consists of the following companies engaged in the gaming business: the Company, MTR Gaming Group, Inc., Ameristar Casinos, Inc., Penn National Gaming, Inc., Churchill Downs, Inc., Argosy Gaming Company, Pinnacle Entertainment, Inc., and Magna Entertainment Corp. The graph assumes that the value of the investment in our Common Stock and each index was 100 at April 1, 2002 (the date of our spin-off from Dover Motorsports, Inc.) and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on our Common Stock.

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
AMONG DOVER DOWNS GAMING & ENTERTAINMENT, INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

*                    $100 invested on 4/1/02 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2004, 2003 and 2002 of those persons who were, at December 31, 2004:

•       our Chief Executive Officer; and

•       our three other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary(1) $	Incentive $	Other Annual Comp.(2) $	Restricted Stock Awards(3) $	Stock Options /SARs #	LTIP Payouts $	All Other Compen- sation $
Denis McGlynn President and Chief Executive Officer	12/04 12/03 12/02	$250,000 200,000 200,000	— — —	— — —	$69,720 — —	— 25,000 20,000	— — —	— — —
Edward J. Sutor Executive Vice President	12/04 12/03 12/02	$210,000 190,000 190,000	$7,860 — 5,730	— — —	$46,480 — —	— 20,000 18,000	— — —	— — —
Timothy R. Horne Senior Vice President-Finance and Chief Financial Officer	12/04 12/03 12/02	$150,000 125,000 115,673	$25,000 — —	— — —	$46,480 — —	— 20,000 12,000	— — —	— — —
Klaus M. Belohoubek Senior Vice President-General Counsel and Secretary	12/04 12/03 12/02	$145,000 145,000 132,000	$25,000 — —	— — —	$46,480 — —	— 15,000 15,000	— — —	— — —

(1)          Denis McGlynn and Klaus M. Belohoubek hold the same executive officer titles with Dover Motorsports, Inc. and are separately compensated by that entity.

(2)          The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.

(3)          The Restricted Stock Awards were issued April 28, 2004 under our 2002 Stock Incentive Plan, as amended and restated. The awards vest one fifth per year beginning on the second anniversary of the grant date. No shares have vested to date. Award recipients have voting and dividend rights on restricted stock but cannot sell, pledge, transfer or otherwise dispose of the restricted stock until the shares vest. If an award recipient terminates employment with the Company (other than due to death or retirement on or after age 65), all restricted stock which has not yet vested shall be forfeited. Based on a value of $11.62 per share for our Common Stock on the April 28, 2004 grant date, the number of restricted shares granted and their dollar value as shown in this table (which for these purposes ignores the vesting requirements) are as follows: Denis McGlynn: 6,000 shares, $69,720; Edward J. Sutor: 4,000 shares, $46,480; Timothy R. Horne: 4,000 shares, $46,480; and Klaus M. Belohoubek: 4,000 shares, $46,480. The number and dollar value (which for these purposes ignores the vesting requirements) of the aggregate restricted stock holdings of these executives, based on a value of $13.10 per share for our Common Stock at December 31, 2004, are as follows: Denis McGlynn: 6,000 shares, $78,600; Edward J. Sutor: 4,000 shares, $52,400; Timothy R. Horne: 4,000 shares, $52,400; Klaus M. Belohoubek: 4,000 shares, $52,400.

OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

No stock options were granted during the fiscal year ended December 31, 2004 and we have never issued any stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

There were no option exercises for the fiscal year ended December 31, 2004 by our executives named in the Summary Compensation Table. The following table summarizes the value of the options held by such executives as of December 31, 2004. We have never granted and we do not have any stock appreciation rights outstanding.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/Unexercisable			Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Denis McGlynn	—	—	22,261	/	64,739	61,252	/	211,588
Edward J. Sutor	—	—	47,759	/	53,251	107,731	/	148,217
Timothy R. Horne	—	—	22,499	/	30,501	74,733	/	92,207
Klaus M. Belohoubek	—	—	32,088	/	42,012	76,428	/	132,579

(1)          The value of our Common Stock on December 31, 2004 was $13.10 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

There were no Long-Term Incentive Plan Awards to our executives named in the Summary Compensation Table, during the fiscal year ended December 31, 2004.

EMPLOYMENT AND NON-COMPETE AGREEMENTS

We have entered into employment and non-compete agreements with all of our executive officers and non-compete agreements with three additional directors. Following is a summary of certain material terms of these agreements.

Executive Officer Agreements

The employment and non-compete agreements entered into with all of our executive officers were all entered into on June 16, 2004 and are substantially identical in the following respects.

The agreements are only operative in the event of a Change in Control (as defined below). The agreements do not create an employment agreement between the Company and any executive officer providing for employment for any period of time prior to a Change in Control. All of our executive officers can be terminated at the will of the Company at any time prior to a Change in Control with or without Cause (as defined below). The agreements all have a two (2) year term and shall automatically terminate on June 15, 2006 if prior to that date the Company has not announced that it will merge with or be acquired by another entity or a tender offer for the shares of the Company’s stock has not been initiated (the “Announcement”). “Change in Control” is defined under the agreements to mean the earlier to occur of (a) ten (10) days following the closing of a tender offer for the Company’s stock following the Announcement or (b) the closing of a merger or similar transaction (“Transaction”) of the Company and any other entity; provided, however, a Transaction the result of which is the stockholders of the Company’s voting securities immediately prior to the Transaction own, directly or indirectly in substantially the same proportion, at least 60% of the voting securities of the survivor of such Transaction immediately following such Transaction shall not be a Change in Control.

There are no other agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

In the event of a Change in Control during the two (2) year term of the agreements and provided that the executive officer is employed by the Company when the Change in Control occurs, the Company must pay to the executive officer a certain Change in Control Fee in the amount described below. Each agreement specifies an “Extension Period” for a certain number of months, also as described below, during which the executive officer shall receive a monthly payment equal to one-twelfth of the sum of (a) the executive officer’s then-current annual base salary (excluding any incentive or bonus), and (b) the amount of any cash bonus awarded to the executive officer for the then-most recently concluded fiscal year of the Company (the “Monthly Amount”). The executive officer shall also be entitled to health, welfare and certain fringe benefits no less favorable than those which he had prior to the Change in Control.

During the Extension Period, the executive officer agrees not to, directly or indirectly, engage in any capacity in the casino business or to assist any business that is in the casino business and that competes with the Company anywhere in the State of Delaware or within a 50 mile radius of the Company’s facility in Dover, Delaware. The executive officer is also prohibited, during the Extension Period, from soliciting the Company’s customers and employees.

During the Extension Period, the executive officer shall continue as an employee. The Company is free to terminate the executive officer with or without Cause. If termination is without Cause, the Company shall continue to pay the Monthly Amount for the Extension Period. If the termination is for Cause, the Company shall continue to pay one-half of the Monthly Amount since the agreement allocates 50% of the Monthly Amount post-termination to severance and 50% is paid in consideration of the executive officer’s non-compete covenants. “Cause” is defined under the agreement to mean a unanimous determination by the Board of Directors that the executive officer has been convicted of a felony, has embezzled from or committed fraud against the Company, which embezzlement or fraud has a material adverse financial impact on the Company or gross insubordination which has continued after written notice of such from the Board of Directors which determination is upheld by a final, non-appealable arbitration award.

The executive officer shall be entitled to continue receiving the Monthly Amount during the Extension Period if he voluntarily terminates his employment for “Good Reason.” Good Reason is defined under the agreements to mean a (i) reduction in title, responsibilities, administrative support or support services, (ii) relocation of executive officer’s office, (iii) travel at a level that exceeds the travel requirements before the Change in Control, (iv) any breach by the Company of its obligations under the agreement, (v) any breach by the purchaser under a merger or acquisition agreement pursuant to which the Change in Control takes place relating to employee benefits or directors’ and officers’ insurance or indemnification provisions, or (vi) any reason whatsoever two months after the Change in Control.

Upon termination of the executive officer’s employment, he shall also be entitled to receive a pension benefit calculated on the Monthly Amount for the remainder of the Extension Period equal to the amount which he would have received under the Company’s retirement program had he remained an employee eligible to participate in the retirement program, which benefit will be paid in a lump sum using actuarial assumptions under the retirement program and the discount rate which would be utilized for purposes of funding a plan termination.

To the extent that any of the payments or benefits due to the executive officer constitute an excess “parachute payment” under the Internal Revenue Code and result in the imposition of an excise tax, the agreement requires that the executive be paid the amount of such excise tax by the Company plus any additional amounts necessary to place the executive officer in the same after-tax position as he would have been had no excise tax been imposed.

The executive officers individual agreements provide for the following: Denis McGlynn, President and Chief Executive Officer—$500,000 Change in Control Fee and 60 Month Extension Period. Mr. McGlynn’s agreement also requires that for a 24 month period following a Change in Control he will provide certain assistance to the Company with respect to legislative matters within the State of Delaware. Edward J. Sutor, Executive Vice President and Chief Operating Officer—$200,000 Change in Control Fee and 24 Month Extension Period. Timothy R. Horne, Senior Vice President-Finance, Treasurer and Chief Financial Officer—$250,000 Change in Control Fee and 24 Month Extension Period. Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary—$250,000 Change in Control Fee and 24 Month Extension Period. Mr. Belohoubek’s agreement also requires that the Company provide him with certain accommodations relative to office space and office equipment through January 2008.

Director Agreements

In addition to the four executive officer agreements described above, we have entered into non-compete agreements with three of our directors. These agreements were also entered into June 16, 2004 and are substantially identical in the following respects.

The Agreements are only operative in the event of a Change in Control. Change in Control is defined in these agreements in the same manner as defined in the Executive Officer Agreements described above. Except as noted below with respect to our Chairman, Henry B. Tippie, the agreements have the same two (2) year term as the executive officer agreements described above.

In the event of a Change in Control during the term of Agreement and provided that the director serves as a director of the Company when the Change in Control occurs, the Company must pay to the director a certain Change in Control Fee in the amount described below.

For the one (1) year period following the Change in Control, the director agrees not to compete with the Company in the casino business or to solicit the Company’s customers and employees. The scope of the non-competition covenants and the territory covered are the same as provided in the executive officer agreements described above.

The agreements contain no provisions relative to continuing the director’s tenure with the Company for any fixed period of time prior to a Change in Control. There are no other agreements or understandings between the Company and any director which guarantee the director’s continued tenure with the Company or guarantee any level of compensation, including incentive or bonus payments, to the director.

The agreements contain the same tax gross-up as provided in the executive officer agreements described above to the extent that the payments to the director constitute an excess “parachute payment” under the Internal Revenue Code.

The individual director’s agreements provide for the following: Henry B. Tippie, Chairman of the Board—$750,000 Change in Control Fee. Mr. Tippie’s agreement has no expiration date and shall continue in effect as long as he remains a director of the Company. Patrick J. Bagley, Director—$100,000 Change in Control Fee. Melvin L. Joseph, Director—$150,000 Change in Control Fee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In conjunction with our spin-off from Dover Motorsports, Inc. (“DVD”) on April 1, 2002, we entered into various agreements with DVD that addressed the allocation of assets and liabilities between the companies and that define the companies’ relationship after the separation. These include the Real Property Agreement, the Transition Support Services Agreement, and the Tax Sharing Agreement. Patrick J. Bagley, Kenneth K. Chalmers, Melvin L. Joseph, Denis McGlynn, Jeffrey W. Rollins, John W.

Rollins, Jr., R. Randall Rollins and Henry B. Tippie are all Directors of both companies. Denis McGlynn and Klaus M. Belohoubek are executive officers of both companies and Patrick J. Bagley is the Chief Financial Officer of DVD.

The Real Property Agreement governs certain leases and easements affecting our Dover, Delaware facility. The Transition Support Services Agreement provides for each of the Company and DVD to provide each other with certain administrative and operational services. The agreement may be terminated in whole or in part 90 days after the request of the party receiving the services or 180 days after the request of the party providing the services. The Tax Sharing Agreement provides for, among other things, the treatment of income tax matters for periods beginning before and including the date of the spin-off and any taxes resulting from transactions effected in connection with the spin-off.

During the year ended December 31, 2004 we allocated corporate costs of $1,241,000 to DVD for certain administrative and operational services, including use of office space, and DVD allocated costs of $116,000 to us. The allocations were based on an analysis of each company’s share of the costs. In connection with DVD’s 2004 NASCAR event weekends, we provided certain catering services for which DVD was invoiced $933,000. DVD invoiced us $238,000 for tickets purchased to the 2004 events and other event related items. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been unrelated entities and/or had otherwise independently managed these functions; however, management believes that these costs are reasonable.

Our use of DVD’s 5/8-mile harness racing track is under an easement granted to us by DVD which does not require the payment of any rent. Under the terms of the easement we have exclusive use of the harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period. The harness track is located on property owned by DVD and is on the inside of DVD’s one-mile motorsports superspeedway. Our indoor grandstands are used by DVD at no charge in connection with DVD’s motorsports events. DVD also leases their principal executive office space from us. Various easements and agreements relative to access, utilities and parking have also been entered into between DVD and us relative to our respective Dover, Delaware facilities.

BENEFIT PLANS

Pension Plans

Our Pension Plan is a non-contributory qualified defined benefit plan. All of our full time employees are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee’s annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $170,000 beginning at the Social Security retirement age (currently age 65).

The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

Annual pension benefit projections for the executives whose salary is reported in the Summary Compensation Table assume:

•       that the participant remains in the service of the Company until age 65;

•       that the participant’s earnings continue at the same rate as paid in the fiscal year ended December 31, 2004 during the remainder of his service until age 65; and

•       that the Plans continue without substantial modification.

The estimated annual benefit at retirement for each of these executives is: Denis McGlynn, $35,900; Edward J. Sutor, $50,600 Timothy R. Horne, $64,500; and Klaus M. Belohoubek, $49,100.

401(k) Retirement Plan

We have a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all of our full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee’s maximum annual contribution to the plan is $14,000 for employees under age 50 and $18,000 for employees over age 50. All contributions are funded currently.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has not selected or recommended the name of an independent registered public accounting firm for approval or ratification by the stockholders. Our Board of Directors believes that it will be in our and your best interests if it is free to make such determination based upon all factors that are then relevant.

KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2004. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should the representative so desire. The representative also will be available to answer appropriate questions from stockholders.

During the fiscal year ended December 31, 2004, KPMG LLP’s services rendered to us primarily consisted of auditing our consolidated financial statements, our management’s assessment that the Company maintained effective internal control over financial reporting as of the Company’s year end and the effectiveness of our internal control over financial reporting, as well as performing quarterly reviews of the nature described in Statement on Auditing Standards (“SAS”) No. 100, Interim Financial Information.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services KPMG LLP provided during fiscal years 2004 and 2003:

	2004	2003
Audit fees(1)	$510,800	$150,775
Audit-related fees(2)	833	1,194
Tax fees(3)	N/A	N/A
All other fees(4)	N/A	N/A
Total	$511,633	$151,969

(1)          Represents fees for professional services provided in connection with the audits of our annual financial statements our management’s assessment that the Company maintained effective internal control over financial reporting as of the Company’s year end, the effectiveness of our internal control over financial reporting and review of our quarterly financial statements. The increase in fees for 2004 is attributable principally to compliance with the Sarbanes-Oxley Act of 2002.

(2)          Represents fees for services in connection with audits of the Company’s benefit plans.

(3)          Represents fees for services provided in connection with tax advice and tax planning.

(4)          Represents fees for services provided to the Company not otherwise included in the categories above.

The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During the fiscal years ended December 31, 2004 and 2003, all services were pre-approved by the Audit Committee in accordance with this policy.

STOCKHOLDER PROPOSALS

Appropriate proposals of eligible stockholders intended to be presented at our next Annual Meeting of Stockholders must be received by us no later than November 28, 2005 for inclusion in the Proxy Statement and form of proxy relating to that meeting. An eligible stockholder must be a record or beneficial owner of at least l% or $2,000 in market value of securities entitled to be voted at the meeting, must have held such securities for at least one year, and must continue to hold the securities through the date of the meeting. Proposals must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Stockholders are also advised to review our By-laws, which contain additional requirements, including the need to provide advance notice of stockholder proposals and Director nominations. Under our By-laws, in order for a stockholder to properly bring business before the meeting, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, the stockholder’s notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary and received not less than ninety days prior to the anniversary of the prior year’s annual meeting of stockholders. Such notice may be addressed to Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary, 3505 Silverside Road, Plaza Centre Building, Suite 203, Wilmington, DE 19810, and shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) as to the stockholder giving such notice (i) the name and address, as they appear on our stock ledger, of such stockholder, (ii) the class and number of our shares which are beneficially owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect; and (c) any material interest of the stockholder in such business. For Director Nominations, please refer to Corporate Governance and Board of Directors’ Committees and Meetings—Director Nominations above.

ANNUAL REPORT

Our Annual Report as of and for the year ended December 31, 2004 is being provided to you with this proxy statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Timothy R. Horne, Senior Vice President-Finance, Treasurer and Chief Financial Officer, Dover Downs Gaming & Entertainment, Inc., P.O. Box 1412, Dover, DE 19903.

We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors
Klaus M. Belohoubek
Senior Vice President-General Counsel and Secretary
Dover, Delaware
March 30, 2005

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL, 27, 2005, 12:15 P.M.

The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April, 27, 2005 at 12:15 P.M., Kent Room, Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 30, 2005, as follows:

(Mark only one box)

1.	ELECTION OF DIRECTORS

	Nominees:	Denis McGlynn, Jeffrey W. Rollins, Kenneth K. Chalmers

	☐	VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

	☐	VOTE WITHHELD FROM all nominees.

2.	At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

(OVER)

(CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 30, 2005, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER DOWNS GAMING & ENTERTAINMENT, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.  IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign below, date and return promptly.

Signature(s) of Stockholder(s)

DATED:	, 2005

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES